Exhibit 16

September 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by ORBIMAGE, Inc (successor to Orbital Imaging Corporation) (copy attached), which we understand will be filed with the Commission, pursuant to Item 14 of Form 10 as part of the Form 10 report of ORBIMAGE, Inc. dated September 10, 2004. We agree with the statements concerning our Firm in such Form 10.

Very truly yours,

/s/ PricewaterhouseCoopers LLP